Exhibit 99.1

Arvinas Reports Third Quarter 2025 Financial Results and Provides Corporate Update
– Presented positive data from Phase 1 clinical trials with ARV-102 in healthy volunteers and patients with Parkinson’s disease –

– Presented preclinical data from ARV-806 demonstrating robust and differentiated activity in models of KRAS G12D-mutated cancer –

– Presented preclinical data from ARV-027 demonstrating robust degradation of polyQ-AR in muscle, supporting further evaluation as a potentially disease-modifying therapy in SBMA –

– Announced agreement with Pfizer to jointly select a third party for the commercialization and potential further development of vepdegestrant –

– Company to host conference call today at 8:00 a.m. ET –
NEW HAVEN, Conn., Nov. 05, 2025 -- Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company creating a new class of drugs based on targeted protein degradation, today reported financial results for the third quarter ended September 30, 2025, and provided a corporate update.

“The third quarter was marked by meaningful pipeline progress and strategic decisions aimed at positioning the company for sustained long-term growth and value creation,” said John Houston, Ph.D., Chairperson, Chief Executive Officer, and President of Arvinas. “We have entered the beginning of a data-rich period with multiple readouts from our early-stage clinical programs. We also presented the first preclinical data from ARV-027, our promising new clinical candidate that targets the root cause of spinal bulbar muscular atrophy. Looking ahead, our mission is clear: to drive innovation across our PROTAC degrader portfolio and deliver transformative therapies to patients.”
3Q 2025 Business Highlights and Recent Developments

ARV-102: Oral PROTAC LRRK2 degrader
•Presented positive data from two Phase 1 clinical trials in an oral session at the International Congress of Parkinson’s Disease and Movement Disorders.
•In single ascending and multiple ascending doses in healthy volunteers, ARV-102 was generally well tolerated at single doses up to 200 mg and multiple daily doses up to 80 mg, with no discontinuations due to adverse events (AEs) or serious adverse events (SAEs) observed in the study population. ARV-102 showed:
•Increased exposure in a dose-dependent manner in plasma and cerebrospinal fluid (CSF), the latter indicating brain penetration.
•Greater than 90% reductions of LRRK2 protein in peripheral blood mononuclear cells (PBMCs) and greater than 50% reductions in CSF (repeated daily doses ≥20 mg).
•Reduced plasma concentrations of phospho-Rab10T73 and urine concentrations of bis(monoacylglycerol)phosphate (BMP), a sensitive biomarker for modulation of the lysosomal pathway downstream of LRRK2 (repeated daily doses).
•Significant decreases in lysosomal pathway markers and neuroinflammatory microglial markers previously shown to be elevated in patients with Parkinson's disease harboring LRRK2 variants as measured by unbiased proteomic analysis of CSF (ARV-102 80 mg once daily for 14 days).
•To the Company’s knowledge, this is the first time an investigational LRRK2 therapy has, at 14 days in healthy volunteers, shown effects on distal pathway biomarkers in CSF that are elevated in patients with Parkinson’s disease.

•In the ongoing single ascending dose trial in patients with Parkinson’ disease, single doses of ARV-102 (50 mg or 200 mg) were well tolerated with only mild treatment-related AEs including headache, diarrhea, and nausea; no SAEs occurred. ARV-102 showed:
•Dose-dependent increases in exposure in both plasma and CSF, the latter indicating brain penetration.
•Median PBMC LRRK2 protein reductions of 86% with the 50 mg dose and 97% with the 200 mg dose.
•Initiated the multiple dose cohort of the Phase 1 clinical trial in patients with Parkinson’s disease.

ARV-393: Oral PROTAC BCL6 degrader
•Announced there have been multiple responses in early cohorts of both B-and T-cell lymphomas in the first-in-human Phase 1 trial in patients with non-Hodgkin lymphoma (NHL). The anticipated effective exposure level has not been achieved, and dose escalation in the trial is ongoing (ClinicalTrials.gov Identifier: NCT06393738).

ARV-806: Novel PROTAC KRAS G12D degrader
•Presented new preclinical data at AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics highlighting its high potency and clear differentiation from both KRAS inhibitors and degraders currently in the clinic while also demonstrating:
•Dose-dependent, selective, robust anti-tumor activity, with regressions across preclinical models of KRAS G12D-mutant cancers.
•In vitro potency approximately 25 times greater than KRAS inhibitors and 40 times greater than the leading clinical-stage degrader.
•Degradation >90% for 7 days after single dose and significant efficacy in models of pancreatic, colorectal, and lung cancer.
•Initiated Phase 1 trial evaluating ARV-806 in patients with solid tumors harboring KRAS G12D mutations (ClinicalTrials.gov Identifier: NCT07023731).

ARV-027: Oral PROTAC polyQ-AR degrader
•Presented new preclinical data at the International Congress of the World Muscle Society demonstrating induced robust degradation of polyQ-AR in human myotubes derived from spinal bulbar muscular atrophy (SBMA) patient-induced pluripotent stem cells, as well as:
•Dose-dependent degradation of polyQ-AR in mouse muscle that was sustained for more than 24 hours (single oral dose).
•Reductions in muscle monomeric polyQ-AR levels between 40-60%, improved muscle grip strength, and restored muscle endurance to wild-type levels in an SBMA mouse model.

Vepdegestrant: Oral PROTAC ER degrader
As part of Arvinas’ global collaboration with Pfizer, the companies:
•Announced the U.S. Food and Drug Administration (FDA) acceptance of the New Drug Application (NDA) for vepdegestrant for the treatment of estrogen receptor 1 (ESR1) mutated, estrogen receptor-positive (ER+)/human epidermal growth factor receptor 2-negative (HER2-) advanced or metastatic breast cancer previously treated with endocrine-based therapy. The FDA has assigned a Prescription Drug User Fee Act (PDUFA) action date of June 5, 2026.
•Announced agreement with Pfizer to jointly select a third party for the commercialization and potential further development of vepdegestrant, with the goal of rapidly bringing it to patients, if approved.
•Presented new patient-reported outcomes data from the Phase 3 VERITAC-2 clinical trial and Phase 2 results from the TACTIVE-N clinical trial at the 2025 European Society for Medical Oncology Congress:
◦Patient-reported outcomes data from the VERITAC-2 clinical trial highlighted that patients with ESR1-mutated disease treated with vepdegestrant reported a statistically significant delay in deterioration of overall quality of life, pain, and multiple functioning domains versus those who received fulvestrant.
◦The TACTIVE-N clinical trial, which evaluated neoadjuvant vepdegestrant in postmenopausal women with ER+/HER2– localized breast cancer, showed that neoadjuvant vepdegestrant demonstrated biological and clinical activity in this treatment-naïve, predominantly ESR1 wild-type population of postmenopausal women with ER+/HER2- localized breast cancer.

Anticipated Upcoming Milestones and Expectations

ARV-102: Oral PROTAC LRRK2 degrader
•Initiate Phase 1b clinical trial in patients with progressive supranuclear palsy (1H 2026).
•Present initial data from the multiple dose cohort of the Phase 1 clinical trial in patients with Parkinson’s disease (2026).

ARV-393: Oral PROTAC BCL6 degrader
•Share preclinical data in combination with glofitamab in models of aggressive high grade DLBCL at the American Society of Hematology Annual Meeting (Dec. 6-9, 2025).
•Share updated clinical data from the ongoing Phase 1 clinical trial in patients with NHL (ClinicalTrials.gov Identifier: NCT06393738) at a medical congress (2026).
•Initiate enrollment in Phase 1 clinical trial in combination with glofitamab in patients with DLBCL (2026).

ARV-806: Novel PROTAC KRAS G12D degrader
•Continue enrollment in the Phase 1 trial of ARV-806 in patients with solid tumors harboring KRAS G12D mutations (ClinicalTrials.gov Identifier: NCT07023731).
•Share initial clinical data in patients with solid tumors harboring KRAS G12D mutations (2026).

ARV-027: Oral PROTAC polyQ-AR degrader
•Initiate a first-in-human Phase 1 clinical trial in healthy volunteers, pending regulatory feedback (2026).

ARV-6723: Oral PROTAC HPK1 degrader
•Present preclinical data at the Society for Immunotherapy of Cancer Annual Meeting (Nov. 8, 2025).
•Initiate Phase 1 clinical trial in patients with advanced solid tumors, pending regulatory feedback (2026).

Vepdegestrant: Oral PROTAC ER degrader
As part of Arvinas’ global collaboration with Pfizer, the companies plan to:
•Identify and select a partner with the capabilities and expertise to maximize the commercial potential of vepdegestrant.

Financial Guidance
Based on its current operating plan, Arvinas believes its cash, cash equivalents, and marketable securities as of September 30, 2025, is sufficient to fund planned operating expenses and capital expenditure requirements into the second half of 2028.
Third Quarter Financial Results
Cash, Cash Equivalents, and Marketable Securities Position: As of September 30, 2025, cash, cash equivalents, and marketable securities were $787.6 million as compared with $1,039.4 million as of December 31, 2024. The decrease in cash, cash equivalents, and marketable securities of $251.8 million for the nine months ended September 30, 2025, was primarily related to cash used in operations of $233.1 million, repurchases of our common shares under our Stock Repurchase Program of $17.8 million, the purchase of lab equipment and leasehold improvements of $1.7 million.
Research and Development Expenses: Generally Accepted Accounting Principles (GAAP) Research and development (R&D) expenses were $64.7 million for the quarter ended September 30, 2025, as compared with $86.9 million for the quarter ended September 30, 2024. The decrease in R&D expenses of $22.2 million for the quarter was primarily due to a decrease in external expenses of $7.4 million and a decrease in compensation and related personnel expenses of $14.2 million, which are not allocated by program. External expenses include program-specific expenses, which decreased by $6.5 million, primarily driven by decreases in our vepdegestrant (ARV-471), luxdegalutamide (ARV-766), and bavdegalutamide (ARV-110) programs of $5.4 million, $4.7 million, and $2.4 million, respectively, partially offset by increases in ARV-806 of $4.3 million.
Non-GAAP R&D expenses were $56.9 million for the quarter ended September 30, 2025, as compared with $73.2 million for the quarter ended September 30, 2024, excluding $0.4 million of restructuring expense for the quarter ended September 30, 2025, and $7.4 million and $13.7 million of non-cash stock-based compensation expense for the quarters ended September 30, 2025, and 2024, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.

General and Administrative Expenses: GAAP General and administrative (G&A) expenses were $21.0 million for the quarter ended September 30, 2025, as compared with $75.8 million for the quarter ended September 30, 2024. The decrease in G&A expenses of $54.8 million for the quarter was primarily due to a decrease of $43.4 million for the termination of our laboratory and office space lease with 101 College Street LLC in August 2024, a decrease in personnel and infrastructure related costs of $7.3 million, and professional fees of $3.6 million.

Non-GAAP G&A expenses were $14.6 million for the quarter ended September 30, 2025, as compared with $64.8 million for the quarter ended September 30, 2024, excluding $0.6 million of restructuring related reversal of previously recognized expense for the quarter ended September 30, 2025, and $7.0 million and $11.0 million of non-cash stock-based compensation expenses for the quarter ended September 30, 2025, and 2024, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.
Revenue: Revenue was $41.9 million for the quarter ended September 30, 2025, as compared with $102.4 million for the quarter ended September 30, 2024. Revenue for the quarter is related to the Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer and the collaboration and license agreement with Pfizer. The decrease of $60.5 million was primarily due to $76.7 million of decreased revenue from the Novartis License Agreement and the Novartis Asset Agreement, both of which were entered into during the three months ended June 30, 2024, and were completed by December 31, 2024, as the technology transfer of our ongoing and planned clinical trials of luxdegalutamide (ARV-766) were transitioned to Novartis. Revenue from the Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer decreased by $3.1 million and revenue from the Bayer Collaboration Agreement decreased by $0.5 million as a result of the termination of the Bayer Collaboration Agreement in August 2024. The overall decrease was offset by the recognition of $20.0 million for achievement of a development milestone pursuant to the terms of the Novartis License Agreement.
Investor Call & Webcast Details
Arvinas will host a conference call and webcast today, November 5, 2025, at 8:00 a.m. ET to review its third quarter 2025 financial results and discuss recent corporate updates. Participants are invited to listen by going to the Events and Presentation section under the Investors page on the Arvinas website at www.arvinas.com.

A replay of the webcast will be available on the Arvinas website following the completion of the event and will be archived for up to 30 days.

About Arvinas
Arvinas (Nasdaq: ARVN) is a clinical-stage biotechnology company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases. Through its PROTAC (PROteolysis TArgeting Chimera) protein degrader platform, Arvinas is pioneering the development of protein degradation therapies designed to harness the body’s natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. Arvinas is currently progressing multiple investigational drugs through clinical development programs, including ARV-102, targeting LRRK2 for neurodegenerative disorders; ARV-393, targeting BCL6 for relapsed/refractory non-Hodgkin Lymphoma; ARV-806, targeting KRAS G12D for mutated cancers, including pancreatic and colorectal cancers; and vepdegestrant, targeting the estrogen receptor for patients with locally advanced or metastatic ER+/HER2- breast cancer. Arvinas is headquartered in New Haven, Connecticut. For more information about Arvinas, visit www.arvinas.com and connect on LinkedIn and X.
About ARV-102
ARV-102 is an investigational, orally bioavailable and brain-penetrant PROTAC designed to specifically target and degrade leucine-rich repeat kinase (LRRK2), a large, multidomain scaffolding kinase with GTPase activity. Increased activity and over expression of LRRK2 have been implicated in the pathogenesis of neurological diseases, including LRRK2 genetic and idiopathic Parkinson’s disease and progressive supranuclear palsy (PSP). ARV-102 is currently being evaluated in a Phase 1 clinical trial in patients with Parkinson’s disease and Arvinas plans to initiate a Phase 1b clinical trial with ARV-102 in patients with PSP, pending regulatory feedback, in the first half of 2026.
About ARV-393
ARV-393 is an investigational, orally bioavailable PROTAC designed to specifically target and degrade B-cell lymphoma 6 protein (BCL6), a transcriptional repressor and major driver of B-cell lymphomas. During B-cell development, tightly controlled BCL6 protein expression regulates >600 genes to facilitate rapid B-cell proliferation and tolerance of somatic hypermutation and gene recombination for antibody generation. Deregulated BCL6 expression is common in B-cell lymphoma and promotes cancer cell survival, proliferation, and genomic instability. PROTAC-mediated degradation has the potential to address the historically undruggable nature of BCL6. ARV-393 is currently being evaluated in a Phase 1 clinical trial in patients with relapsed/refractory non-Hodgkin lymphoma.
About ARV-806
ARV806 is a novel, investigational PROTAC designed to selectively target and degrade mutant Kirsten rat sarcoma (KRAS) G12D. KRAS is one of the most frequently mutated human oncogenes and G12D is the most common mutation of the KRAS protein. ARV-806 has demonstrated potent, selective degradation of KRAS G12D and robust anti-tumor activity in preclinical models. ARV-806 has the potential to address high unmet need in solid tumors, such as pancreatic, colorectal and non-small cell lung cancer, and is currently being evaluated in a Phase 1 clinical trial in patients with advanced solid tumors harboring KRAS G12D mutations.

About ARV-027
ARV-027 is an oral, peripherally restricted investigational PROTAC degrader designed to selectively target and eliminate the polyglutamine-expanded androgen receptor (polyQ-AR) in skeletal muscle. ARV-027 is a clinical candidate specifically selected for potent in-vitro reduction of cytosolic and nuclear polyQ-AR and for favorable skeletal-muscle exposure following oral administration. The polyQ-AR protein is the pathogenic driver of spinal and bulbar muscular atrophy (SBMA), a rare, X-linked, genetically defined neuromuscular disease caused by a CAG trinucleotide repeat expansion in the androgen receptor (AR) gene. SBMA leads to progressive muscle weakness, dysphagia, and functional decline, and currently has no approved disease-

modifying therapies, representing a significant unmet medical need. Arvinas plans to initiate a first-in-human Phase 1 clinical trial of ARV-027 in healthy volunteers, pending regulatory feedback, in 2026.
About ARV-6723
ARV-6723 is an oral investigational PROTAC designed to degrade hematopoietic progenitor kinase 1, or HPK1, and is Arvinas’ first clinical candidate in the immuno-oncology space. Preclinically, ARV-6723 has shown potent, selective HPK1 degradation and strong anti-tumor immune responses with superior tumor control in low- and high- immunogenic tumor models. HPK1 acts as a negative regulator in T-cell signaling. Degrading HPK1 and its scaffolding function has the potential to unleash an immune response with potent anti-tumor effects and minimum off-target toxicity. Arvinas plans to initiate a Phase 1 clinical trial of ARV-6723 in patients with advanced solid tumors, pending regulatory feedback, in 2026.
About Vepdegestrant
Vepdegestrant is an investigational, orally bioavailable PROTAC estrogen receptor degrader. In the VERITAC-2 Phase 3 study, vepdegestrant demonstrated statistically significant and clinically meaningful improvement in progression free survival compared to fulvestrant in patients with estrogen receptor positive (ER+)/human epidermal growth factor receptor 2 negative (HER2-) ESR1-mutated advanced or metastatic breast cancer previously treated with endocrine-based therapy. The U.S. Food and Drug Administration (FDA) has filed the New Drug Application (NDA) for vepdegestrant. Vepdegestrant has also been granted Fast Track designation by the FDA, underscoring the significant unmet need in this patient population and the potential for vepdegestrant to offer a meaningful new treatment option.

In July 2021, Arvinas announced a global collaboration with Pfizer for the co-development and co-commercialization of vepdegestrant; Arvinas and Pfizer share worldwide development costs, commercialization expenses, and profits. In September 2025, Arvinas and Pfizer announced their plan to jointly select a third party for the commercialization and potential further development of vepdegestrant.
Non-GAAP Financial Information
The results presented in this press release include both Generally Accepted Accounting Principles (GAAP) information and non-GAAP information. As used in this release, non-GAAP research and development (“R&D”) expense is defined by Arvinas as GAAP R&D expense excluding restructuring and stock-based compensation expense, and non-GAAP general and administrative (“G&A”) expense is defined by Arvinas as GAAP G&A expense excluding restructuring and stock-based compensation expense. Arvinas uses these non-GAAP financial measures to evaluate Arvinas’ ongoing operations and for internal planning and forecasting purposes. Arvinas believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in Arvinas’ industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Arvinas’ non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate Arvinas’ business
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding: Arvinas’ to drive innovation across its PROTAC degrader portfolio and deliver transformative therapies to patients; Arvinas’ plans to initiate a Phase 1b clinical trial of ARV-102 in patients with progressive supranuclear palsy and the timing thereof; Arvinas’ plans to present initial data from the multiple dose cohort of the Phase 1 clinical trial of ARV-102 in patients with Parkinson’s disease and the timing thereof; Arvinas’ plans to share preclinical data of ARV-393 in combination with glofitamab in models of aggressive high grade DLBCL at the American Society of Hematology Annual Meeting; Arvinas’ plans to share updated clinical data from the ongoing Phase 1 clinical trial of ARV-393 in patients with NHL at a medical congress, and the timing thereof; Arvinas’ plans to initiate enrollment in a Phase 1 clinical trial of ARV-393 in combination with glofitamab in patients with DLBCL and the timing thereof; Arvinas’ plans to continue enrollment in the Phase 1 trial of ARV-806 in patients with solid tumors harboring KRAS G12D mutation; Arvinas’ plans to share initial clinical data of ARV-806 in patients with solid tumors harboring KRAS G12D mutations and the timing thereof; Arvinas plans to initiate a first-in-human Phase 1 clinical trial of ARV-027 in healthy volunteers, pending regulatory feedback, and the timing thereof; Arvinas’ plans to present preclinical data for ARV-6723 at the Society for Immunotherapy of Cancer Annual Meeting in 2025; Arvinas’ plans to initiate a Phase 1 clinical trial of ARV-6723 in patients with advanced solid tumors, pending regulatory feedback, and the timing thereof; Arvinas’ and Pfizer’s plans to identify and select a partner with the capabilities and expertise to maximize the commercial potential of vepdegestrant; and statements regarding Arvinas’ cash, cash equivalents and marketable securities, including their sufficiency to fund planned operating expenses and capital expenditure requirements into the second half of 2028. All statements, other than statements of historical fact, contained in this press release, including statements regarding Arvinas’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “goal,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Arvinas may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Arvinas makes as a result of various risks and uncertainties, including but not limited to: whether Arvinas will be able to successfully conduct and complete development for its product candidates, including ARV-393, ARV-102 and ARV-806, and including whether Arvinas initiates and completes clinical trials for its product candidates and receives results from its clinical trials and preclinical studies on its expected timelines or at all; whether Arvinas and Pfizer will be able to successfully conduct and complete clinical development for vepdegestrant; whether Arvinas and Pfizer will successfully perform their respective obligations under the collaboration between Arvinas and Pfizer; whether Arvinas and Pfizer, as appropriate, will be able to obtain marketing approval for and commercialize vepdegestrant and other product candidates on current timelines or at all; risks related to Arvinas’ expectations regarding the potential clinical benefit of its product candidates; risks and uncertainties related to the identification of a third party for the commercialization of vepdegestrant; uncertainties relating to regulatory applications and related approval timelines, including with respect to the New Drug Application for vepdegestrant; the risk that any regulatory approvals, if granted, may be subject to significant limitations on use or subject to withdrawal or other adverse actions by the applicable regulatory authority or whether regulatory authorities will require additional information or further studies, or may fail or refuse to approve or may delay approval of product candidates, including vepdegestrant; risks related to the ability to identify and attract a qualified candidate to serve as Arvinas’ next chief executive officer; Arvinas’ ability to protect its intellectual property portfolio; Arvinas’ reliance on third parties; the impact of the previously announced workforce reductions on Arvinas’ business and reputation; whether Arvinas will be able to raise capital when needed; whether Arvinas’ cash and cash equivalent resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other important factors discussed in the “Risk Factors” section of Arvinas’ Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent other reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Arvinas’ current views with respect to future events, and Arvinas assumes no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing Arvinas’ views as of any date subsequent to the date of this release.
Contacts
Investors:
Jeff Boyle
+1 (347) 247-5089
Jeff.Boyle@arvinas.com
Media:
Kirsten Owens
+1 (203) 584-0307
Kirsten.owens@arvinas.com

Arvinas, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

(dollars and shares in millions, except per share amounts)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$101.5	$100.5
Marketable securities	686.1	938.9
Accounts receivable	20.3	5.7
Other receivables	6.5	8.0
Prepaid expenses and other current assets	11.9	14.2
Total current assets	826.3	1,067.3
Property, equipment and leasehold improvements, net	5.4	7.0
Operating lease right-of-use assets	8.7	9.0
Collaboration contract asset and other assets	3.9	8.1
Total assets	$844.3	$1,091.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$55.5	$71.8
Deferred revenue	87.7	156.2
Current portion of operating lease liabilities	1.7	1.8
Total current liabilities	144.9	229.8
Deferred revenue	127.4	292.0
Long-term debt	0.4	0.6
Operating lease liabilities	7.2	7.3
Total liabilities	279.9	529.7
Stockholders’ equity:
Preferred stock, $0.001 par value, zero shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.001 par value; 73.4 shares issued, 70.8 shares outstanding as of September 30, 2025 and 68.8 shares issued and outstanding as of December 31, 2024	0.1	0.1
Accumulated deficit	(1,545.0)	(1,531.6)
Additional paid-in capital	2,128.2	2,092.2
Accumulated other comprehensive income	1.4	1.0
Treasury Stock, at cost (2.6 and zero shares at September 30, 2025 and December 31, 2024, respectively)	(20.3)	—
Total stockholders’ equity	564.4	561.7
Total liabilities and stockholders’ equity	$844.3	$1,091.4

Arvinas, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(dollars and shares in millions, except per share amounts)	2025	2024	2025	2024
Revenue	$41.9	$102.4	$253.1	$204.2
Operating expenses:
Research and development	64.7	86.9	224.1	264.9
General and administrative	21.0	75.8	72.9	131.3
Total operating expenses	85.7	162.7	297.0	396.2
Loss from operations	(43.8)	(60.3)	(43.9)	(192.0)
Interest and other income	9.0	11.7	30.6	39.2
Net loss before income taxes	(34.8)	(48.6)	(13.3)	(152.8)
Income tax expense	(0.3)	(0.6)	(0.1)	(1.0)
Net loss	$(35.1)	$(49.2)	$(13.4)	$(153.8)

Loss per common share
Basic and diluted	$(0.48)	$(0.68)	$(0.18)	$(2.14)
Weighted average common shares outstanding
Basic and diluted	73.2	72.1	72.9	71.9
Arvinas, Inc.
Reconciliation of GAAP to Non-GAAP Information

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Research and development reconciliation
GAAP research and development expenses	$64.7	$86.9	$224.1	$264.9
Less: restructuring expense	414044.40	—	1026443.41	—
Less: stock-based compensation expense (*)	7.4	13.7	27.4	36.8
Non-GAAP research and development expenses	$56.9	$73.2	$195.7	$228.1
General and administrative reconciliation
GAAP general and administrative expenses	$21.0	$75.8	$72.9	$131.3
Less: restructuring expense	(0.6)	—	(0.3)	—
Less: stock-based compensation expense (*)	7.0	11.0	17.3	28.2
Non-GAAP general and administrative expenses	$14.6	$64.8	$55.9	$103.1
(*)    Excludes restructuring related stock-based compensation.